Exhibit 4(b)







                          DELPHI FINANCIAL GROUP, INC.

                                       TO

                            WILMINGTON TRUST COMPANY

                                     Trustee



                      _____________________________________



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 20, 2003



                      _____________________________________



                                  $143,750,000

                               8.00% Senior Notes

                                    Due 2033

                               TABLE OF CONTENTS(1

                                                                            Page
                                                                            ----


ARTICLE I 8.00% Senior Notes.................................................2

      SECTION 1.1 Establishment..............................................2

      SECTION 1.2 Definitions................................................2

      SECTION 1.3 Payment of Principal and Interest..........................3

      SECTION 1.4 Denominations..............................................3

      SECTION 1.5 Global Securities..........................................3

      SECTION 1.6 Redemption and Sinking Fund................................5

      SECTION 1.7 Paying Agent...............................................5

ARTICLE II Event of Default..................................................5

      SECTION 2.1 Event of Default...........................................5

ARTICLE III Consolidation,  Merger, Conveyance, Transfer or Lease............6

      SECTION 3.1 Company May Consolidate, Etc. Only on Certain Terms........6

      SECTION 3.2 Successor Substituted......................................7

ARTICLE IV Miscellaneous Provisions..........................................8

      SECTION 4.1 Recitals by Company........................................8

      SECTION 4.2 Ratification and Incorporation of Original Indenture.......8

      SECTION 4.3 Governing Law..............................................8

      SECTION 4.4 Executed in Counterparts...................................8

EXHIBIT A.........Form of 8.00% Senior Note Due May 15, 2033

EXHIBIT B.........Certificate of Authentication

----------


1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 20th day of May, 2003, by and between DELPHI FINANCIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of May 20, 2003 (the "Original Indenture") with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;

     WHEREAS, Section 801(6) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to add to the covenants of the Company for the benefit of the holders of all or any series of Securities;

     WHEREAS, Section 801(10) of the Original Indenture provides that the Company and Trustee may enter into indentures supplemental to the Original Indenture to change or eliminate any of the provisions of the Original Indenture;

     WHEREAS, the Company desires to delete Section 501 of the Original Indenture as set forth in Section 2.1 of this First Supplemental Indenture, with such modification to be effective as to the 8.00% Notes and any series of Securities subsequently created unless otherwise provided in such series or in a supplemental indenture creating such series;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               8.00% Senior Notes

     SECTION 1.1 Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 8.00% Senior Notes due May 15, 2033 (the "8.00% Notes").

     The initial aggregate principal amount of the 8.00% Notes which may be authenticated and delivered under this Indenture is limited to $143,750,000, except for the 8.00% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 8.00% Notes pursuant to Sections 304, 305, 306 or 1003 of the Original Indenture. The series may be reopened subsequent to the issuance of the 8.00% Notes and additional 8.00% Notes issued. Any 8.00% Notes issued pursuant to such reopening shall be consolidated with the outstanding 8.00% Notes as a single series.

     The 8.00% Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the 8.00% Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each 8.00% Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 1.2 Definitions.

     The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture, except that, for purposes of this First Supplemental Indenture and the 8.00% Notes, the term "Business Day" shall mean a day other than a day on which banks in New York, New York are authorized or required by law, executive order or regulation to remain closed.

     "Interest Payment Dates" means February 15, May 15, August 15 and November 15, beginning August 15, 2003.

     "Regular Record Date" means the first day of the month in which an Interest Payment Date occurs.

     "Stated Maturity" means May 15, 2033.



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

     "Underwriting Agreement" means that certain Underwriting Agreement dated May 13, 2003 between the Company and Lehman Brothers Inc., Wachovia Securities, Inc., Stifel, Nicolaus & Company, Incorporated and U.S. Bancorp Piper Jaffray Inc., as representatives of the several underwriters named therein.

     SECTION 1.3 Payment of Principal and Interest. The unpaid principal amount of the 8.00% Notes shall bear interest at the rate of 8.00% per annum until paid or duly provided for, such interest to accrue from May 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the 8.00% Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable.

     Payments of interest on the 8.00% Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 8.00% Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the actual number of days elapsed in a 90-day quarter. In the event that any date on which interest is payable on the 8.00% Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), except that if such next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest on the 8.00% Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity or at earlier redemption of any 8.00% Notes being made upon surrender of such 8.00% Notes to the Paying Agent. Payment in respect of the 8.00% Notes represented as Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. With respect to 8.00% Notes in certificated form, the Company will make all payments of principal and interest by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     SECTION 1.4 Denominations. The 8.00% Notes may be issued in denominations of $25 or any integral multiple thereof.

     SECTION 1.5 Global Securities. The 8.00% Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, 8.00% Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, 8.00% Notes in


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

definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     A Global Security shall be exchangeable for 8.00% Notes registered in the names of the persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, (ii) the Company decides to discontinue use of the system of book-entry transfer through the Depositary (or any successor Depositary), or
(iii) an Event of Default under the Indenture with respect to the 8.00% Notes represented by such Global Security shall have occurred and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 8.00% Notes in certificated form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of differing denominations aggregating a like amount. Such definitive 8.00% Notes shall be registered in the names of the owners of the beneficial interests in such Global Security as such names are from time to time provided by the relevant participants in the Depositary holding such Global Security (as such participants are identified from time to time by such Depositary).

     If at any time the Depositary for the 8.00% Notes notifies the Company that it is unwilling or unable to continue as Depositary for the 8.00% Notes or if at any time the Depositary for the 8.00% Notes shall no longer be eligible under this Section 1.5 or any of the provisions of Article Six of the Original Indenture, the Company shall appoint a successor Depositary with respect to the 8.00% Notes. If a successor Depositary for the 8.00% Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of 8.00% Notes in certificated form, will authenticate and deliver 8.00% Notes in certificated form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such 8.00% Notes in exchange for such Global Security or Securities.

     Any Global Security that is exchangeable pursuant to this Section 1.5 shall be exchangeable for 8.00% Notes issuable in denominations of $25 and integral multiples of $25 in excess thereof and registered in such names as the Depositary that is the Holder of such Global Security shall direct.

     In the event that a Global Security is surrendered for redemption in part pursuant to the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

     Members of, or participants in, a Depositary ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by a



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

Depositary, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, form giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of the 8.00% Notes, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

     SECTION 1.6 Redemption and Sinking Fund. The 8.00% Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2008, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The provisions of Article Ten of the Original Indenture shall govern any redemption of the 8.00% Notes pursuant to this Section 1.6. The 8.00% Notes are not repayable at the option of any Holder thereof prior to the Stated Maturity of the principal thereof.

     The 8.00% Notes shall not have a sinking fund.

     SECTION 1.7 Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the 8.00% Notes, with the Place of Payment initially being the corporate trust facility of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.


                                   ARTICLE II

                                Event of Default

     SECTION 2.1 Event of Default. Section 5.01 of the Original Indenture is hereby amended in its entirety with respect to the 8.00% Notes, to read as follows:

     "Event of Default" (except as otherwise specified or contemplated by Section 301 for Securities of any series) wherever used herein with respect to 8.00% Notes, means any one of the following events:

     (1) default in the payment of any interest upon any 8.00% Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (2) default in the payment of the principal of any 8.00% Note at its Maturity; or

     (3) default in the performance, or breach, of any material covenant or warranty of the Company in this First Supplemental Indenture or the Original Indenture (other than a covenant or warranty a default in whole performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than the 8.00% Notes) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to the Company by the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (5) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or

     (6) any other Event of Default expressly provided with respect to the 8.00% Notes.

                                   ARTICLE III

              Consolidation, Merger, Conveyance, Transfer or Lease


     SECTION 3.1 Company May Consolidate, Etc. Only on Certain Terms.

     (a) Subject to Section 3.1(c), the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

      (1) the Company is the surviving corporation in a merger or consolidation; or

      (2) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person: the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the company substantially as an entirety shall be a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal and interest on all the 8.00% Notes and the performance or observance of every covenant of the Original Indenture and this Supplemental Indenture on the part of the Company to be performed or observed, and

      (3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

      (4) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Subject to Section 3.1(c), any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of any such transaction shall be treated as having been incurred by the Company or such Subsidiary at the time of such transaction.

     (c) The provisions of Section 3.1(a) and (b) shall not be applicable to:

     (1) the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Company's wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company; or

      (2) any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by the Company or conveyance, transfer or lease of the Company's assets substantially as an entirety.

     SECTION 3.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 3.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Original Indenture and this First Supplemental Indenture with respect to the 8.00% Notes.


                                   ARTICLE IV

                            Miscellaneous Provisions

     SECTION 4.1 Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for, or in respect of, and makes no representations as to, the validity or sufficiency of this First Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 8.00% Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 4.2 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 4.3 Governing Law. As provided in Section 112 of the Original Indenture, this First Supplemental Indenture shall be construed under the laws of the State of New York.

     SECTION 4.4 Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.




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



     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



                                  DELPHI FINANCIAL GROUP, INC.



                                  By:  /s/ Robert M. Smith, Jr.
                                       ------------------------------
                                       Name:   Robert M. Smith, Jr.
                                       Title:  Executive Vice President


Attest:  /s/ Linda Eike
        -----------------------
        Name:   Linda Eike
        Title:  Secretary

                                   WILMINGTON TRUST COMPANY,
                                   as Trustee


                                  By:  /s/ Michael G. Oller, Jr.
                                       ------------------------------
                                       Name:   Michael G. Oller, Jr.
                                       Title:  Senior Financial Services
                                                 Officer

Attest: /s/ James A. Hanley
        -----------------------
        Name:   James A. Hanley
        Title:  Financial Services Officer

                                    EXHIBIT A

                                  FORM OF NOTE

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No. _________

$143,750,000

CUSIP No.  247131 20 4

                          DELPHI FINANCIAL GROUP, INC.


                                8.00% SENIOR NOTE

     DELPHI FINANCIAL GROUP, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED AND FORTY THREE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($143,750,000) on May 15, 2033, and to pay interest on the outstanding principal amount thereon from May 20, 2003, or from the immediately preceding interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date, beginning August 15, 2003, at the rate of 8.00% per annum, until the entire principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on this security shall be computed on the basis of a 360-day year of twelve 30-day months.

     In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean a day that in the City of New York or in any place of payment is not a day on which banking institutions are authorized by law or regulations to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first day of the month in which an Interest Payment Date occurs (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not more than 15 or less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of and the interest on this Security shall be payable at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Payment in respect of the Securities represented as Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. All payments of principal and interest hereunder shall be made in immediately available funds.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

DELPHI FINANCIAL GROUP, INC.

By:
    ------------------------------
Name:
Title:

Attest:
By:
    ------------------------------
Name:
Title:

                          (FORM OF REVERSE OF SECURITY)


1. Method of Payment.

The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the first day of the month in which a relevant interest payment date occurs. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

2. Paying Agent and Registrar.

Initially, Wilmington Trust Company, as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar.

3. Indenture; Supplemental Indenture.

The Company issued the Securities of this series under an Indenture dated as of May 20, 2003 (the "Indenture") between the Company and the Trustee. The Securities of this series are unsecured general obligations of the Company limited in aggregate principal amount to $143,750,000. The Indenture does not limit other unsecured debt. The terms of the Securities include those stated in the Indenture, those stated in a Supplemental Indenture creating the series and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture or Supplemental Indenture and such Act for a statement of them.

4. Optional Redemption.

On or after May 15, 2008, the Company may redeem all the Securities at any time or some of them from time to time at a redemption price equal to 100% of their principal amount, plus accrued interest to the date of redemption.

5. Notice of Redemption.

Notice of redemption will be mailed at least 45 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his or her registered address. All notices of redemption shall state the redemption date, the redemption price and any accrued interest, the identification of the particular Securities (if less than all the outstanding 8.00% Notes are to be redeemed) to be redeemed, that on the redemption date the redemption price and any accrued interest will become due and payable upon each such 8.00% Note, and other details regarding the redemption.

6. Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $25 and integral multiples of $25. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities for a period 15 days before a selection of Securities to be redeemed or transfer or exchange any Securities or portions of them selected for redemption.

7. Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal of the Securities of the series. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indenture will not apply to a series not previously issued, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, to add to covenants of the Company or surrender any rights or power conferred upon the Company, to evidence or provide for a successor Trustee or to make any change that does not materially adversely affect the rights of any Securityholder.

9. Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.

10. Defaults and Remedies.

An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities (at maturity, upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if its determines that withholding notice is in Securityholders' interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

11. Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

12. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

13. Requests for Copies.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to: Secretary, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899.

                                 ASSIGNMENT FORM

     If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to
____________________________________________________________
____________________________________________________________
(Insert assignee's social security or tax ID number)
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
(Print or type assignee's name, address and zip code)
and irrevocably appoint
____________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                       our Signature:

_______________                             _______________________
(Sign exactly as your name appears on the other side of this Security)



Signature Guarantee:
                                 ____________________________________

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION



     This is one of the Securities referred to in the within-mentioned Senior Indenture.



                                   WILMINGTON TRUST COMPANY,
                                   as Trustee



                                   By:
                                       ------------------------------------
                                                Authorized Officer